Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in the Prospectus and Statement of Additional Information and to the use of our reports: (1) dated March 11, 2005 with respect to the financial statements of Principal Life Insurance Company Variable Life Separate Account, (2) dated February 16, 2005, except for the second paragraph of note 16 as to which the date is March 3, 2005 with respect to the consolidated financial statements and schedules of Principal Life Insurance Company, and (3) dated February 16, 2005 with respect to the financial statement schedules of Principal Life Insurance Company in Post-Effective Amendment No. 2 to the Registration Statement (Form N-6 No. 333-115269) of Principal Life Insurance Company Variable Life Separate Account and the related prospectus of Principal Variable Universal Life Income.

                                                            /s/Ernst & Young LLP


Des Moines, Iowa
April 29, 2005